Exhibit 99.3

w SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MCF2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTANGO OIL & GAS COMPANY 111 E. 5TH STREET, SUITE 300 FORT WORTH, TEXAS 76102 D59889-TBD CONTANGO OIL & GAS COMPANY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. Transaction Proposal—To approve and adopt the Transaction Agreement, dated as of June 7, 2021 (the “Transaction Agreement”), by and among Contango Oil & Gas Company, Independence Energy LLC, IE PubCo Inc., IE OpCo LLC, IE C Merger Sub Inc., and IE L Merger Sub LLC, including the Contango Merger and the other Transactions contemplated thereby. ! ! ! 2. Contango LTIP Proposal—To approve the issuance of additional shares of Contango Common Stock under the amendment to Contango’s Amended and Restated 2009 Incentive Compensation Plan, including an amount as necessary to effectuate the treatment of Contango’s outstanding equity awards in the manner contemplated by the Transaction Agreement. 3. Compensation Proposal—To approve, on an advisory (non-binding) basis, the compensation that may become payable to Contango Oil & Gas Company’s named executive officers in connection with the consummation of the Transactions contemplated by the Transaction Agreement. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement/Prospectus is available at www.proxyvote.com. D59890-TBD CONTANGO OIL & GAS COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS CALLED FOR [TBD], 2021 The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a TEXAS corporation hereby appoint(s) Wilkie S. Colyer, Jr. andE. Joseph Grady as Proxies, with the power to appoint a substitute and hereby authorize(s) each of them to represent the undersigned at the Special Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held exclusively online via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/MCF2021SM on [TBD], 2021 at [TBD] a.m. Central Time,and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement/Prospectus. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. THE PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. (Continued and to be marked, dated and signed on reverse side)